Exhibit 99.1

Juno Therapeutics Reports Clinical Hold on the JCAR015 Phase II ROCKET Trial

SEATTLE – July 7, 2016 – Juno Therapeutics, Inc. (Nasdaq: JUNO), a biopharmaceutical company focused on re-engaging the body’s immune system to revolutionize the treatment of cancer, today announced that it has received notice from the U.S. Food and Drug Administration (FDA) that a clinical hold has been placed on the Phase II clinical trial of JCAR015 in adult patients with relapsed or refractory B cell acute lymphoblastic leukemia (r/r ALL), known as the “ROCKET” trial. The clinical hold was initiated after two patient deaths last week, which followed the recent addition of fludarabine to the pre-conditioning regimen.

Juno has proposed to the FDA to continue the ROCKET trial using JCAR015 with cyclophosphamide pre-conditioning alone. In response, the FDA has requested that Juno submit, as a Complete Response to the Clinical Hold: a revised patient informed consent form, a revised investigator brochure, a revised trial protocol, and a copy of the presentation made to the agency yesterday. Juno will submit the requested information to the FDA this week.

Juno’s trials and plans for its other CD19-directed CAR-T cell product candidates, including JCAR017, are not affected.

Conference Call Information

Juno will host a conference call today to discuss today’s announcement beginning at 1:30 Pacific Time (PT) / 4:30 Eastern Time (ET). Analysts and investors can participate in the conference call by dialing 1-800-967-7137 for callers in the United States and Canada and +1-719-325-2434 for international callers, using the conference ID# 4430397.

The webcast can be accessed live on the Investor Relations page of Juno’s website, www.JunoTherapeutics.com, and will be available for replay for 30 days following the call.

About Juno

Juno Therapeutics is building a fully integrated biopharmaceutical company focused on re-engaging the body’s immune system to revolutionize the treatment of cancer. Founded on the vision that the use of human cells as therapeutic entities will drive one of the next important phases in medicine, Juno is developing cell-based cancer immunotherapies based on chimeric antigen receptor and high-affinity T cell receptor technologies to genetically engineer T cells to recognize and kill cancer. Juno is developing multiple cell-based product candidates to treat a variety of B-cell malignancies as well as solid tumors. Several product candidates have shown compelling clinical responses in clinical trials in refractory leukemia and lymphoma conducted to date. Juno’s long-term aim is to leverage its cell-based platform to develop new product candidates that address a broader range of cancers and human diseases. Juno brings together innovative technologies from some of the world’s leading research institutions, including the Fred Hutchinson Cancer Research Center, Memorial Sloan Kettering Cancer Center, Seattle Children’s Research Institute, and The National Cancer Institute. Juno Therapeutics has an exclusive license to the St. Jude Children’s Research Hospital patented technology for CD19 directed product candidates that use 4-1BB, which was developed by Dario Campana, Chihaya Imai, and St. Jude Children’s Research Hospital.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding Juno’s mission, progress, and business plans, the proposed plan for continuation of the ROCKET trial, the timing of Juno’s response to the FDA, and the timing of FDA review. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost, and timing of Juno’s product development activities and clinical trials; Juno’s ability to obtain regulatory approval for and to commercialize its product candidates; Juno’s ability to establish a commercially-viable manufacturing process and manufacturing infrastructure; regulatory requirements and regulatory developments; success of Juno’s competitors with respect to competing treatments and technologies; Juno’s dependence on third-party collaborators and other contractors in Juno’s research and development activities, including for the conduct of clinical trials and the manufacture of Juno’s product candidates; Juno’s dependence on Celgene for the development and commercialization outside of North America and China of Juno’s CD19 product candidates and any other product candidates for which Celgene exercises an option; Juno’s dependence on JW Therapeutics (Shanghai) Co., Ltd, over which Juno does not exercise complete control, for the development and commercialization of product candidates in China; Juno’s ability to obtain, maintain, or protect intellectual property rights related to its product candidates; amongst others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Juno’s business in general, see Juno’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2016 and Juno’s other periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Juno disclaims any obligation to update these forward-looking statements.

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Juno Investor Relations:

Nicole Keith, 206-566-5521

nikki.keith@junotherapeutics.com

Juno Media Relations:

Christopher Williams, 206-566-5660

chris.williams@junotherapeutics.com